                                                                    EXHIBIT 10.5

                             PACKETVIDEO CORPORATION

              SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


                                  MARCH 10, 2000


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                               TABLE OF CONTENTS


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SECTION 1.     GENERAL......................................................................       1

        1.1    Definitions..................................................................       1

SECTION 2.     REGISTRATION; RESTRICTIONS ON TRANSFER.......................................       3

        2.1    Restrictions on Transfer.....................................................       3

        2.2    Demand Registration..........................................................       4

        2.3    Piggyback Registrations......................................................       5

        2.4    Form S-3 Registration........................................................       7

        2.5    Expenses of Registration.....................................................       7

        2.6    Obligations of the Company...................................................       8

        2.7    Termination of Registration Rights...........................................       9

        2.8    Delay of Registration; Furnishing Information................................       9

        2.9    Indemnification..............................................................       9

        2.10   Assignment of Registration Rights............................................      11

        2.11   Amendment of Registration Rights.............................................      12

        2.12   Limitation on Subsequent Registration Rights.................................      12

        2.13   "Market Stand-Off" Agreement; Agreement to Furnish Information...............      12

        2.14   Rule 144 Reporting and Form S-3..............................................      13

SECTION 3.     COVENANTS OF THE COMPANY.....................................................      13

        3.1    Basic Financial Information and Reporting....................................      13

        3.2    Inspection Rights............................................................      14

        3.3    Reservation of Common Stock..................................................      14

        3.4    Stock Vesting................................................................      14

        3.5    Proprietary Information and Inventions Agreement.............................      15

        3.6    Termination of Covenants.....................................................      15

SECTION 4.     RIGHTS OF FIRST REFUSAL......................................................      15

        4.1    Subsequent Offerings.........................................................      15

        4.2    Exercise of Rights...........................................................      15

        4.3    Issuance of Equity Securities to Other Persons...............................      16

        4.4    Termination and Waiver of Rights of First Refusal............................      16

        4.5    Transfer of Rights of First Refusal..........................................      16

        4.6    Excluded Securities..........................................................      16
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                               TABLE OF CONTENTS


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SECTION 5.     MISCELLANEOUS................................................................      17

        5.1    Governing Law................................................................      17

        5.2    Survival.....................................................................      17

        5.3    Successors and Assigns.......................................................      17

        5.4    Entire Agreement.............................................................      18

        5.5    Severability.................................................................      18

        5.6    Amendment and Waiver.........................................................      18

        5.7    Delays or Omissions..........................................................      18

        5.8    Notices......................................................................      18

        5.9    Attorneys' Fees..............................................................      19

        5.10   Titles and Subtitles.........................................................      19

        5.11   Additional Investors.........................................................      19

        5.12   Counterparts.................................................................      19

        5.13   Confidentiality and Non-Disclosure...........................................      19

        5.14   Dispute Resolution...........................................................      20
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                                       ii

                             PACKETVIDEO CORPORATION

                           SECOND AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 10th day of March 2000 (the "Effective Date"), by and among PACKETVIDEO Corporation, a Delaware corporation (the "COMPANY"), the holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock set forth on Exhibit A hereto, and the purchasers of the Company's Series D Preferred Stock under that certain Series D Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") as set forth on Exhibit A hereto. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the purchasers of the Series D Preferred Stock shall collectively be referred to hereinafter as the "INVESTORS" and each individually as an "INVESTOR."


                                    RECITALS

        WHEREAS, the undersigned Investors who hold Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock wish to accept the rights created pursuant hereto in lieu of any other registration rights granted to them;

        WHEREAS, certain of the Investors are parties to the Purchase Agreement pursuant to which the Company proposes to sell and issue up to one million four hundred forty-three thousand five hundred sixty-nine (1,443,569) shares of its Series D Preferred Stock;

        WHEREAS, as a condition of completing the transactions contemplated by the Purchase Agreement, the Investors have requested that the Company extend to them certain registration rights, information rights and other rights as set forth below; and

        WHEREAS, the Company and certain of the Investors constitute the parties necessary to amend the registration rights, information rights and other rights given to them in the Amended and Restated Investor Rights Agreement dated December 2, 1999 by replacing such rights in their entirety with the rights set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:


SECTION 1. GENERAL

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


                                       1.

               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

               "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding underwriting discounts and commissions and the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLING EXPENSES" shall mean, in connection with a registration effected by the Company, all underwriting discounts and selling commissions applicable to the sale.

               "SHARES" shall mean the Company's Series A Preferred Stock, Series B Preferred, Series C Preferred Stock and Series D Preferred Stock held by the Investors listed on Exhibit A hereto and their permitted assigns.


                                       2.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

        2.1 RESTRICTIONS ON TRANSFER.

               (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                      (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                      (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) a partnership, corporation, limited liability company or similar entity, to its affiliates or (E) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

               (b) Each certificate representing Shares or Registrable Securities shall, to the extent an opinion of counsel is required and unless otherwise permitted by the provisions of this Agreement or applicable law, be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of


                                       3.

counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend or if sold under Rule 144 in accordance with Section 2.1(a)(ii) above.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company or if sold under Rule 144 in accordance with Section 2.1(a)(ii) above.

        2.2 DEMAND REGISTRATION.

               (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from at least three (3) unaffiliated Holders of an aggregate of at least twenty-five percent (25%) of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an anticipated aggregate offering price to the public of not less than $5,000,000 (or a lesser percent of the Holders if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $40,000,000), then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable (but in no event more than ninety (90) days), the registration under the Securities Act of all Registrable Securities that such Holders (who shall also be deemed to be "Initiating Holders" for the purposes of this Section
2) request to be registered.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that (i) the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company and any other holders requesting inclusion in such registration are first entirely excluded from the underwriting and registration and (ii) no such reduction shall reduce the amount of securities of the selling Holders included in the


                                       4.

registration below fifteen percent (15%) of the total amount of securities requested by the Holders to be registered. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                      (i) prior to the earlier of (A) four (4) years from the Effective Date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

                      (ii) after the Company has effected three (3) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

                      (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a Company-initiated registration statement pursuant to Section 2.3; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective (and such registration statement does in fact become effective) within one hundred twenty (120) days of such filing;

                      (iv) if within fifteen (15) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to file a Company-initiated registration statement pursuant to Section 2.3 within sixty (60) days;

                      (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                      (vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

        2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company for its own benefit or for the account of others (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or


                                       5.

any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below fifteen percent (15%) of the total amount of securities requested by the Holders to be registered, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company, corporation or similar entity, the partners, retired partners, stockholders and affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "HOLDER", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.


                                       6.

        2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;

                      (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

                      (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                      (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable (but in no event more than sixty (60) days) after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

        2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne


                                       7.

by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the holders of a majority of Registrable Securities held by the Initiating Holders agree to forfeit their right to one requested registration pursuant to Section 2.2, as applicable (in which event such right shall be forfeited by all Initiating Holders). If such Initiating Holders are required to pay the Registration Expenses, such expenses shall be borne by the Initiating Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Initiating Holders shall not forfeit their rights pursuant to Section 2.2 to a demand registration.

        2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.


                                       8.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters. A copy of each of the foregoing shall be provided to the Holders upon request.

        2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect three
(3) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Securities Act of 1934, as amended from time to time, and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

        2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

        2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, stockholders, affiliates and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are


                                       9.

based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, stockholder, affiliate, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, stockholder, affiliate, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such


                                      10.

indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

               (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

               (e) The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, affiliate, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) is also a Holder and after such transfer or assignment, holds at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor


                                      11.

shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights; provided, however, that with only the written consent of the Company, and for a period of sixty (60) days following the Effective Date of this Agreement, this Agreement may be amended to add additional holders of shares of the Company's Preferred Stock authorized and designated as such as of the Effective Date of this Agreement as "Investors," "Holders" and parties hereto and to designate such shares as "Shares" for purposes of this Agreement.

        2.13 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

                (i) such agreement shall apply only to the Company's Initial Offering; and

                (ii) all officers and directors of the Company and all stockholders holding 1% or more of the Company's outstanding equity securities enter into similar agreements.

        Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to


                                      12.

employee benefit plans on Form S-8 or a similar form that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        Nothing in this Section 2.13 shall affect, impair or diminish any Holder's right to sell, transfer or assign any or all of its Registrable Securities to such Holder's subsidiary, parent, affiliate or partner.

        2.14 RULE 144 REPORTING AND FORM S-3. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to a registration statement on Form S-3.

SECTION 3. COVENANTS OF THE COMPANY

        3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

               (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor holding at least 200,000 Shares (a "Major Investor") a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by


                                      13.

a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

               (c) The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days after each such period, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               (d) The Company will furnish each Major Investor (i) at least thirty (30) days following the end of each fiscal year an annual budget and operating plans for the then-current fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               (e) Following the Initial Offering (to the extent requested by each holder of Common Stock issued upon conversion of the Shares), the Company will furnish each such holder copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports promptly after such documents are filed with the SEC.

        3.2 INSPECTION RIGHTS. So long as any Shares remain outstanding, and subject to Section 5.13 ("Confidentiality and Non-Disclosure"), each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company.

        3.3 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

        3.4 STOCK VESTING. Unless otherwise unanimously approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment


                                      14.

or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

        3.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all officers and employees to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Purchase Agreement. The Company shall require all consultants to execute and deliver the Company's standard form of independent consultant agreement containing substantially similar terms with respect to ownership of intellectual property.

        3.6 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering (except for Section 3.1(e)) or (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction (a "CHANGE IN CONTROL"); provided that this Section 3.6(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

SECTION 4. RIGHTS OF FIRST REFUSAL

        4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
4.6 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "EQUITY SECURITIES" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

        4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity


                                      15.

Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If one or more of the Investors elect not to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or their pro rata share of the unsubscribed shares. If the Investors fail to exercise in full the rights of first refusal, the Company shall have sixty (60) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within such sixty (60)-day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Investors in the manner provided above.

        4.4 TERMINATION AND WAIVER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company's Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Investors holding a majority of the Registrable Securities held by all Investors, or as permitted by
Section 5.6.

        4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

        4.6 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

               (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) as adjusted for any stock dividends, combinations, splits, recapitalizations and the like issued previously or to be issued after the Series D Original Issue Date (as defined in the Company's Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

               (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 shall apply with respect to the initial sale or grant by the Company of such rights or agreements;


                                      16.

               (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

               (d) shares of Common Stock issued in connection with any stock split, stock dividend or similar recapitalization by the Company;

               (e) shares of Common Stock issued upon conversion of any of the Company's convertible preferred stock;

               (f) any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution unanimously approved by the Board of Directors and that are for other than equity financing purposes;

               (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act pertaining to the Company's Initial Offering;

               (h) additional shares of Series D Preferred Stock authorized and designated as such as of the Series D Original Issue Date and issued subsequent to the date of this Agreement; and

               (i) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been unanimously approved by the Company's Board of Directors and that are for other than equity financing purposes.

SECTION 5. MISCELLANEOUS

        5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to any state's conflict of laws principles.

        5.2 SURVIVAL. The representations and warranties made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby until the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) twelve months from the date hereof. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time;


                                      17.

provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        5.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. The Company's Investor Rights Agreement dated May 21, 1999 and the Company's Amended and Restated Investor Rights Agreement dated December 2, 1999 are hereby null and void and superseded in full by the rights and obligations set forth in this Agreement.

        5.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        5.6 AMENDMENT AND WAIVER.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified, either prospectively or retroactively, only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

        5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        5.8 NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth on the signature page; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt


                                      18.

requested postage prepaid and addressed to the other party as set forth on the signature page; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the service provider.

        5.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.11 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series D Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series D Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "INVESTOR" hereunder.

        5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures are deemed equivalent to original signatures for purposes of this Agreement.

        5.13 CONFIDENTIALITY AND NON-DISCLOSURE.

               (a) DISCLOSURE OF TERMS. The terms and conditions of this Agreement, the Purchase Agreement and the Right of First Refusal and Co-Sale Agreement (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

               (b) PRESS RELEASES. Within sixty (60) days of the Closing, the Company may issue a press release disclosing that the Investors have invested in the Company; provided that the release does not disclose any of the Financing Terms and the final form of the press release is approved in advance in writing by each Investor mentioned in such press release. The Company may reuse this press release without further approval from the Investors. No other announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor's prior written consent. To the extent one or more Investor has entered into written agreements with the Company setting forth additional or alternative requirements related to press releases and other public disclosures, such additional or alternative requirements shall apply in lieu of (and not in addition to) the foregoing Section 5.13(b) with regards to Company disclosures related to such Investor.


                                      19.

               (c) PERMITTED DISCLOSURES. Notwithstanding the foregoing, (i) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; and (ii) each Investor may disclose its investment in the Company to third parties or to the public at its sole discretion and without the requirement of obtaining the consent of any other Investor, but without disclosure of the Financing Terms (except under appropriate non-disclosure obligation) or the identity of other Investors in the Company not previously disclosed to the public (except with the prior consent of such other Investors); provided, however, that if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor.

               (d) LEGALLY COMPELLED DISCLOSURE. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Purchase Agreement and the Right of First Refusal and Co-Sale Agreement or any of the Financing Terms hereof in contravention of the provisions of this
Section 5.13, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

               (e) RELATIONSHIP TO NON-DISCLOSURE AGREEMENTS. Additional disclosures and exchange of confidential information between the Company and any Investor (including without limitation, any exchanges of information with any board observer designated by such Investor) shall be governed by the separate confidentiality terms, if any, under any separate written agreement in effect between such Investor and the Company.

               (f) All notices required under this section shall be made pursuant to Section 5.8 of this Agreement.

        5.14 DISPUTE RESOLUTION. The Company and the Investors agree to negotiate in good faith to resolve any dispute between them regarding the terms and conditions of this Investor Rights Agreement, the Purchase Agreement and the Right of First Refusal and Co-Sale Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of the Company and the Investor or Investors involved in such dispute (the "Involved Investor(s)"), then the Company and such Involved Investors shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If such dispute cannot be resolved by such senior managers in such meeting, the Company and such Involved Investors agree that they shall, if requested in writing by the Company or any Involved Investors, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after such one day mediation, then either the



                                      20.

Company or any Involved Investors may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.


                                      21.

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

PACKETVIDEO CORPORATION



By: /s/ WILLIAM D. CVENGROS
   -----------------------------
    William D. Cvengros
    Chairman of the Board



             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

PHILIPS VENTURE CAPITAL FUND, B.V.



By:  /s/ [illegible]
   -------------------------------
Print Name: [illegible]
           -----------------------
Title: Member Group Management Committee
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SONERA OYJ



By: /s/ [illegible]
   -------------------------------
Print Name: [illegible]
           -----------------------
Title: Vice President
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

TIME WARNER ENTERTAINMENT COMPANY, L.P.



By: /s/ [illegible]
    ------------------------------
Print Name:
           -----------------------
Title:  Vice President
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

TEXAS INSTRUMENTS INCORPORATED



By: /s/ GILLES DEL FASSY
   ---------------------------------
Print Name: Gilles Del Fassy
             -----------------------
Title: V.P. Wireless Communications
       -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

CREDIT SUISSE FIRST BOSTON VENTURE FUND I, L.P.

By: QBB Management I, LLC, its General Partner


By: /s/ FRANK P. QUATTRONE
   -------------------------------
Print Name: Frank P. Quattrone
           -----------------------
Title: Member



             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

INTEL CORPORATION



By: /s/ NOEL LAZO
   -------------------------------
Print Name: Noel Lazo
           -----------------------
Title: Assistant Treasurer
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SIEMENS INFORMATION AND COMMUNICATIONS NETWORKS, INC.



By:/s/ ANTHONY MAHER
   -------------------------------
Print Name: Anthony Maher
           -----------------------
Title: Member of the Group Board
       Siemens Information and Communication Networks
       -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

INTERVU, INC.



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

INFINEON TECHNOLOGIES AG



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

ROCKEFELLER & CO., INC.



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

GRACIE PARTNERS LLC



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

NEXUS CAPITAL PARTNERS II, L.P.



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SONY CORPORATION OF AMERICA



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

QUALCOMM INCORPORATED



By:   /s/ ANTHONY S. THORNLEY
   ------------------------------------
Print Name: Anthony S. Thornley
           ----------------------------
Title: Executive Vice President and CFO
     ----------------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

REUTERS HOLDINGS SWITZERLAND SERIES A



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


THE CVENGROS LIVING TRUST
U/D/T DATED AS OF 11/1/95



By:  /s/ WILLIAM D. CVENGROS
   ------------------------------------
        William D. Cvengros, Trustee


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


KEMSLEY REVOCABLE FAMILY LIVING TRUST
DATED MARCH 26, 1986



By:
   --------------------------------------
        Graham Kemsley, Trustee



             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


GUARANTEE & TRUST CO. TTEE FBO JON E. JENETT
GTC IRA ACCOUNT #714-90005



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


WILLOUGHBY CHARLES JENETT TRUST U/A DTD 12/24/92
FBO WILLOUGHBY CHARLES JENETT



By:
   --------------------------------------------
        Bruce W. Jenett, Trustee


BENJAMIN ERIC JENETT TRUST U/A DTD 12/24/92
FBO BENJAMIN ERIC JENETT



By:
   ---------------------------------------------
        Bruce W. Jenett, Trustee


KATHERINE LOUISE JENETT TRUST U/A DTD 12/24/92
FBO KATHERINE LOUISE JENETT



By:
   ---------------------------------------------
        Bruce W. Jenett, Trustee


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


MP3.COM, INC.



By:
   -------------------------------
Print Name:
           -----------------------
Title:
     -----------------------------


             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS



SERIES A INVESTORS:

William D. Cvengros, Trustee
Guarantee & Trust Co., TTEE F/B/O Jon Jenett
Bruce W. Jenett, Trustee
Graham Kemsley, Trustee
MP3.com, Inc

SERIES B INVESTORS:

Intel Corporation
Siemens Services, Inc.

SERIES C INVESTORS:

Intel Corporation
Siemens Services, Inc.
InterVu, Inc.
Infineon Technologies AG
Rockefeller & Co., Inc.
Credit Suisse First Boston Venture Fund I, L.P.
Nexus Capital Partners II, L.P.
Sony Corporation of America
Qualcomm Incorporated
Reuters Holdings Switzerland Series A

SERIES D INVESTORS:

Philips Venture Capital Fund, B.V.
Texas Instruments Incorporated
Credit Suisse First Boston Venture Fund I, L.P.
Sonera OYJ
Time Warner Entertainment Company, L.P.

                                    EXHIBIT E

                              CAPITALIZATION TABLE


          DESCRIPTION                AUTHORIZED                ISSUED
          -----------                ----------                ------
             Common                  60,000,000              24,224,352
(Reserved for issuance pursuant       6,832,002                  N/A
 to 1998 Equity Incentive Plan

       Series A Preferred             5,139,996               5,139,996
       Series B Preferred             8,955,225               8,955,225
       Series C Preferred             4,375,000               4,375,000
       Series D Preferred             1,443,569               1,443,569

        Total Preferred              19,913,790              19,913,790